As filed with the Securities and Exchange Commission on September 2, 2010

File No. 333-167030

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	77-0416232
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

47100 Bayside Parkway

Fremont, CA 94538

(Address of principal executive offices) (Zip Code)

Virage Logic Corporation 2002 Equity Incentive Plan

(Full title of the plan)

Brian Sereda

47100 Bayside Parkway

Fremont, CA 94538

(Name and address of agent for service)

(510) 360-8000

(Telephone number, including area code, of agent for service)

Copies to:

Robert T. Clarkson

Stephen E. Gillette

Jones Day

1755 Embarcadero Road

Palo Alto, California 94303

(650) 739-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-accelerated Filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Amendment”) relates to the Registration Statement on Form S-8 (File No. 333-167030) (the “Registration Statement”) registering 1,900,322 shares of common stock, $0.001 par value per share (the “Common Stock”) of Virage Logic Corporation (the “Company”) for issuance under the Virage Logic Corporation 2002 Equity Incentive Plan.

On September 2, 2010, pursuant to an Agreement and Plan of Merger, dated as of June 9, 2010, by and among Synopsys, Inc. (“Synopsys”), Vortex Acquisition Corp. (“Merger Sub”), a wholly-owned subsidiary of Synopsys, and the Company, Merger Sub merged with and into the Company, with the Company surviving as a subsidiary of Synopsys.

As a result of the merger, the Company has terminated any offering of the Company’s securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities of the Company registered but unsold under the Registration Statement, if any.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 2nd day of September, 2010.

VIRAGE LOGIC CORPORATION (Registrant)

By:	/S/ BRIAN SEREDA
Brian Sereda
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ALEXANDER SHUBAT	President and Chief Executive Officer, Director (Principal Executive Officer)	September 2, 2010
Alexander Shubat

/s/ BRIAN SEREDA	Vice President of Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	September 2, 2010
Brian Sereda

/s/ J. DANIEL MCCRANIE	Executive Chairman	September 2, 2010
J. Daniel McCranie

/s/ MICHAEL L. HACKWORTH	Director	September 2, 2010
Michael L. Hackworth

/s/ CATHAL PHELAN	Director	September 2, 2010
Cathal Phelan

/s/ ROBERT B. SMITH	Director	September 2, 2010
Robert B. Smith

/s/ MANOJ GUJRAL	Director	September 2, 2010
Manoj Gujral

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